Exhibit 99.1

PROFESSIONAL RESOURCE MANAGEMENT, INC.
and DESK FLEX, INC.

COMBINED FINANCIAL STATEMENTS

As of February 29, 2008 and
the Years Ended February 29, 2008 and February 28, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders
   Professional Resource Management, Inc. and
   Desk Flex, Inc.
   Palatine, Illinois

We have audited the accompanying combined balance sheet of Professional Resource Management, Inc. and Desk Flex, Inc. as of February 29, 2008, and the related combined statements of operations and shareholder’s equity, and cash flows for the years ended February 29, 2008 and February 28, 2007.  These financial statements are the responsibility of the Companies’ management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Companies are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of February 29, 2008, and the results of its operations and its cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that the Companies will continue as a going concern.  As discussed in Note 2 to the combined financial statements, the Companies have experienced losses since inception and its liabilities exceed its assets.  Those conditions, among others, raise substantial doubt about the Companies’ ability to continue as going concerns.  Management's plans regarding these matters are also described in Note 2.  The accompanying combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

June 9, 2008

PROFESSIONAL RESOURCE MANAGEMENT, INC.
and DESK FLEX, INC.
COMBINED BALANCE SHEET
As of February 29, 2008

ASSETS
Current Assets:
Cash	$18,397
Accounts receivable	13,666
Total current assets	32,063

Property and equipment, net of accumulated depreciation of $13,146	18,980

TOTAL ASSETS	$51,043

LIABILITIES AND STOCKHOLDER’S EQUITY

LIABILITIES
Current Liabilities:
Deferred revenue	$50,021
Total liabilities	50,021

STOCKHOLDER’S EQUITY
Common stock, PRM, no par value, 10,000 shares authorized, 1,000 shares issued and outstanding	100
Common stock, DF, no par value, 100,000 shares authorized, 2,000 shares issued and outstanding	2,000
Accumulated deficit	(1,078)
Total stockholder’s equity	1,022

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$51,043

See notes to combined financial statements.

PROFESSIONAL RESOURCE MANAGEMENT, INC.
and DESK FLEX, INC.
COMBINED STATEMENTS OF OPERATIONS
Years Ended February 29, 2008 and February 28, 2007

	2008	2007

Revenue	$393,785	$653,351

Operating expenses:
Cost of revenue	30,170	80,566
Salaries and wages – shareholder	51,190	169,959
Salaries and wages – other	186,276	176,675
Professional fees	47,402	45,237
Other general & administrative	112,790	207,247
Depreciation	7,170	6,553
Total operating expenses	434,998	686,237

Operating income (loss)	(41,213)	(32,886)

Other income (expense):
Interest income	208	460
Interest expense	(27)	(22)
Gain on sale of property and equipment	–	2,610
Total other income (expense)	181	3,048

Net loss	$(41,032)	$(29,838)

Basic and diluted net loss per common share	$(13.68)	$(9.95)

Weighted average common shares outstanding	3,000	3,000

See notes to combined financial statements.

PROFESSIONAL RESOURCE MANAGEMENT, INC.
and DESK FLEX, INC.
COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER’S DEFICIT
Years Ended February 29, 2008 and February 28, 2007

	PRM Common Stock		DF Common Stock		Retained Earnings (Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Deficit)	Equity

Balance at February 28, 2006	1,000	$100	2,000	$2,000	$69,792	$71,892
Net loss					(29,838)	(29,838)
Balance at February 28, 2007	1,000	100	2,000	2,000	39,954	42,054
Net loss					(41,032)	(41,032)
Balance at February 29, 2008	1,000	$100	2,000	$2,000	$(1,078)	$1,022

See notes to combined financial statements.

PROFESSIONAL RESOURCE MANAGEMENT, INC.
and DESK FLEX, INC.
COMBINED STATEMENTS OF CASH FLOWS
Years Ended February 29, 2008 and February 28, 2007

	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(41,032)	$(29,838)
Adjustments to reconcile net loss to cash used in operating activities:
Gain on sale of property and equipment	–	(2,610)
Depreciation	7,170	6,553
Changes in:
Accounts receivable	33,203	63,807
Accounts payable and accrued liabilities	(3,406)	4,736
Deferred revenue	6,132	(21,464)

Net cash provided by operating activities	2,067	19,854

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	–	(32,126)
Proceeds from sale of property and equipment	–	13,000

Net cash used in investing activities	–	(19,126)

NET CHANGE IN CASH	2,067	728

CASH AT BEGINNING OF YEAR	16,330	15,602

CASH AT END OF YEAR	$18,397	$16,330

Supplemental Disclosures:
Interest paid	$–	$–
Income tax paid	–	–

See notes to combined financial statements.

PROFESSIONAL RESOURCE MANAGEMENT, INC.
and DESK FLEX, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 – BUSINESS ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Professional Resource Management, Inc. was formed on June 12, 1985 as an Illinois corporation.  This company was renamed Desk Flex, Inc. (“DF”) in January 1998.  PRM Transfer Corp., an Illinois corporation, was formed on December 31, 1997 and was renamed Professional Resource Management, Inc. (“PRM”) in January 1998.

The two companies are under common control and therefore are combined for the accompanying financial statements.  All significant inter-company balances and transactions have been eliminated in combination.  The fiscal year end for PRM is the last day of February and the fiscal year end of DF is January 31.

Use of Estimates.  In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the income statement.  Actual results could differ from those estimates.

Revenue Recognition.  All revenue is recognized when persuasive evidence of an arrangement exists, the sale is complete, the price is fixed or determinable and collectibility is reasonably assured. Revenue from maintenance arrangements are recorded as deferred revenue and recognized as revenue ratably over the billing coverage period.

Cash Equivalents.  For purposes of reporting cash flows, we consider all short-term investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable.  Accounts receivable are stated at the historical carrying amount net of write-offs and allowance for doubtful accounts, if any.  Uncollectible accounts receivable are written off when a settlement is reached for an amount that is less than the outstanding historical balance.  We establish an allowance for doubtful accounts receivable on a case-by-case basis when we believe the collection of specific amounts owed is unlikely to occur.  To date, no bad debts have been incurred by us, and no cases have arisen requiring an allowance to be recorded.

Equipment.  Equipment is valued at cost.  Maintenance and repairs are charged to expense as incurred.  Upon disposition or retirement of equipment, the cost and related accumulated depreciation are removed and any resulting gain or loss is reflected in operations.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which is three to five years.

Long-lived Assets.  Long-lived assets to be held and used or disposed of other than by sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  When required, impairment losses on assets to be held and used or disposed of other than by sale are recognized based on the fair value of the asset.  Long-lived assets to be disposed of by sale are reported at the lower of the asset's carrying amount or fair value less cost to sell.

Income Taxes.  We utilize the asset and liability method in accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for operating loss and tax credit carryforwards and for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date.  A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that the value of such assets will be realized.

Earnings Per Share.  Basic earnings per share equals net earnings divided by combined weighted average shares outstanding during the year.  Diluted earnings per share include the impact on dilution from all contingently issuable shares, including options, warrants and convertible securities.  The common stock equivalents from contingent shares are determined by the treasury stock method.  We have no common stock equivalents for the years ended February 29, 2008 and February 28, 2007.

Contingencies.  From time to time, we are involved in certain claims that could lead to litigation.  Such claims arise in the normal course of its operations, and management does not believe the resolution of these matters will have a material effect on our financial position or results of operations.

Recently Issued Accounting Pronouncements.  We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flows.

NOTE 2 – GOING CONCERN

As shown in the accompanying financial statements, we incurred a net loss of $41,032 for the year ended February 29, 2008, and have an accumulated deficit of $1,078 as of that date, and our current liabilities exceeded our current assets by $17,958.  These factors create a substantial doubt as to our ability to continue as a going concern.  The financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.  On February 25, 2008, we entered into a non-binding letter of intent to sell the companies.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at February 29, 2008:

Description	Life	Amount
Computer equipment	3 years	$5,585
Auto	5 years	26,541
Subtotal		32,126
Less: accumulated depreciation		(13,146)
Equipment, net		$18,980

NOTE 4 - COMMITMENTS AND CONTINGENCIES

We are not currently involved in any pending legal proceedings.  In the future, we may become involved in various legal proceedings from time to time, either as a plaintiff or as a defendant, and either in or outside the normal course of business.  We are not now in the position to determine when (if ever) such a legal proceeding may arise.  If we ever become involved in a legal proceeding, our financial condition, operations, or cash flows could be materially adversely affected, depending on the facts and circumstances relating to such proceeding.